UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2007

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2007, the Corning Incorporated Board of Directors: elected Wendell P. Weeks as Chairman and Chief Executive Officer; elected Peter F. Volanakis as President and Chief Operating Officer; named James R. Houghton as Chairman of the Board Emeritus and he continues as a Director; and named Jeremy R. Knowles as a Director Emeritus as he retired as planned from the Corning Board of Directors upon reaching the Board’s age 72 mandatory retirement age, all effective following the Annual Meeting of the Shareholders. Mr. Weeks relinquished his prior role as President, and Mr. Houghton relinquished his prior role as non-executive Chairman of the Board.

Mr. Weeks, 47, joined Corning in 1983 and was named a vice president and deputy general manager of the Telecommunications Products division in 1995, vice president and general manager—Telecommunications Products in 1996, senior vice president in 1997, senior vice president of Opto-Electronics in 1998, executive vice president of Optical Communications in 1999, president, Corning Optical Communications in 2001, President and Chief Operating Officer in 2002 and President and Chief Executive Officer in 2005. Mr. Weeks became Chairman and Chief Executive Officer on April 26, 2007. He is a director of Merck & Co., Inc. and has been a Corning Director since 2000.

Mr. Volanakis, 51, joined Corning in 1982 and was named managing director, Corning GmbH in 1992, executive vice president of CCS Holding, Inc., formerly known as Siecor Corporation, in 1995, senior vice president of advanced display products in 1997, executive vice president of Display Technologies and Life Sciences in 1999, President, Corning Technologies in 2001 and Chief Operating Officer in 2005. Mr. Volanakis became President and Chief Operating Officer on April 26, 2007. He is a director of Dow Corning Corporation and has been a Corning Director since 2000.

Mr. Houghton, 71, joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. He was the non-executive chairman of the Board of Corning from June 2001 to April 2002. Mr. Houghton came out of retirement in April 2002 when he was elected Chairman and Chief Executive Officer. He retired as Chief Executive Officer on April 28, 2005 but continued as Chairman of the Board until he stepped down on April 26, 2007. He will continue in his role as a director of Corning and is a director of Metropolitan Life Insurance Company and Exxon Mobil Corporation. He is a trustee of the Metropolitan Museum of Art, the Pierpont Morgan Library and the Corning Museum of Glass and a member of the Harvard Corporation, and has been a Corning Director since 1969.

Jeremy R. Knowles, 72, a distinguished dean and faculty member at Harvard University, retired from the Corning Board of Directors on April 26, 2007 after almost five years of exemplary service.

There were no amendments to any material plan, contract or arrangement in connection with Mr. Weeks and Mr. Volanakis assuming their respective additional roles as Chairman and as President on April 26, 2007 as previously disclosed in Corning’s Report on Form 8-K filed with the SEC on January 25, 2007. To Corning Incorporated’s knowledge, all section 16(a) filing requirements applicable to Messrs. Houghton, Knowles, Weeks and Volanakis were met in 2006 and to date. None received any waiver under Corning's codes of conduct and none was involved in any known reportable related person transactions with Corning.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

April 27, 2007	By:	Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel